                                                                   EXHIBIT 10.93

                               LICENSE AGREEMENT
                               -----------------

        THIS AGREEMENT, entered into and effective as of the 1st day of September, 1997 (the "Effective Date") by and between TRISTRATA TECHNOLOGY, INC., a Delaware corporation having its principal place of business at 1105 North Market Street, Suite 1300, P.O. Box 8985, Wilmington, Delaware 19899 (hereinafter referred to as "LICENSOR") and COLLAGEN CORPORATION, California corporation having a principal place of business at 2500 Faber Place, Palo Alto, CA 94303 (hereinafter referred to as "LICENSEE");

                                    RECITALS
                                    --------

        WHEREAS, LICENSEE in the course of its business sells cosmetic and skin care products and is interested in obtaining from LICENSOR a license to make, have made, use, distribute and/or sell Licensed Products (as hereinafter defined) under the Licensed Patent Rights (as hereinafter defined); and WHEREAS, LICENSOR owns or has the right to grant licenses under the Licensed Patent Rights (as hereinafter defined) for use in connection with the Licensed Products (as hereinafter defined), subject to: (i) any pre-existing exclusive rights of Westwood Pharmaceuticals, Inc. and Westwood-Squibb Pharmaceuticals, Inc. ("Westwood") that presently exist or hereafter may be determined to exist by a court of competent jurisdiction pursuant to two separate license agreements between [*] and Westwood effective as of October 7, 1977 and December 4, 1992 respectively (the "Westwood License Agreements"); and (ii) subject to the pre-existing rights of Avon Products, Inc. and certain of its affiliated companies ("Avon") pursuant to a certain license agreement, effective April 1994 between LICENSOR and Avon (the "Avon License Agreement"); and

        WHEREAS, to LICENSEE's knowledge and belief, the Licensed Patent Rights (as hereinafter defined) are valid and enforceable; and


* Confidential treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

     WHEREAS, subject to, and upon, all of the terms and conditions of this Agreement, LICENSOR is willing to grant to LICENSEE a non-exclusive license to make, have made, use and sell the Licensed Products (as hereinafter defined) under the Licensed Patent Rights (as hereinafter defined);

     NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants, promises and agreements set forth herein, LICENSOR and LICENSEE hereby mutually agree as follows:

                              ARTICLE I -- GENERAL

     1.01 All capitalized terms used in this Agreement (other than the names of parties and Article headings) shall have the meanings established for such terms herein.

     1.02 LICENSEE acknowledges that LICENSEE has been advised by LICENSOR of the rights granted by Eugene Van Scott, M.D. and Ruey J. Yu, Ph.D., O.M.D., pursuant to the Westwood License Agreements, and of the rights granted by Licensor to Avon pursuant to the Avon License Agreement, and that LICENSEE has been provided with copies of the relevant portions of the Westwood License Agreements and the Avon License Agreement and that, notwithstanding anything to the contrary in this Agreement, LICENSEE's rights are hereby subject to any rights of Westwood under the Westwood License Agreements and subject to any rights of Avon under the Avon License Agreement, and so not include any of such rights;

     1.03 LICENSEE, represents that it has examined and evaluated the value of the rights of LICENSOR in the Licensed Patent Rights (as defined in Section 2.09), and LICENSEE believes to the best of its knowledge, as of the Effective date of this Agreement, that the Licensed Patent Rights are valid and enforceable and is desirous of obtaining a license from LICENSOR under said Licensed Patent Rights upon all of the terms and conditions set forth in this Agreement.

                           ARTICLE II -- DEFINITIONS

     2.01 "Excluded Channel of Trade" shall mean: (1) direct marketing of Licensed Products (as defined in Section 2.08



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

below) by door-to-door sales representatives to consumers; and (2) mail order sales generated as a result of a door-to-door sales representative's direct contact with a consumer.

     2.02      "FDA" shall mean the United States Food and Drug Administration.

     2.03 "Prescription Drug" shall mean a pharmaceutical product which may only be dispensed to a user pursuant to a medical doctor's prescription and as further defined by the regulations, statutes, orders or actions promulgated by or under the authority of the FDA.

     2.04 "Over-the-Counter Product" shall mean a pharmaceutical product that may be purchased by a user without a medical doctor's prescription therefor and as further defined by the regulations, statutes orders or actions promulgated by or under the authority of the FDA.

     2.05 "Cosmetic Product" shall mean: (i) and article intended to be rubbed, poured, sprinkled, or sprayed on, introduced into, or otherwise topically applied to the human body or any part thereof, for cleansing, beautifying, promoting attractiveness, or altering the appearance of the human skin, and (ii) articles intended for use as a component of any such articles and as further defined by the regulations, statutes, orders or actions promulgated by or under the authority of the FDA.

     2.06 "Licensed Lactic Products" shall mean any Prescription, Over-the-Counter or Cosmetic composition or preparation comprising lactic acid and/or its metallic salts, as the only alpha hydroxyacid in such compositions or prescriptions, for topical application to the human skin within the scope of the Licensed Patent Rights (as defined below).

     2.07 "Licensed Glycolic Products" shall mean any Prescription, Over-the-Counter or Cosmetic composition or preparation comprising glycolic acid and/or its salts, as the only alpha hydroxyacid in such compositions or preparations, for topical application to the human skin within the scope of the Licensed Patent Rights (as defined below).


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
        2.08 "Licensed Products" shall mean, collectively, Licensed Lactic Products and Licensed Glycolic Products. Notwithstanding anything contained herein to the contrary, except as provided in the last sentence of Section 2.11 below, no rights are granted to LICENSEE hereunder to combine: (1) lactic acid with any other alpha hydroxyacid; or (2) glycolic acid with any other alpha hydroxyacid; or (2) glycolic acid with any other alpha hydroxyacid.

        2.09 "Licensed Patent Rights" shall mean, subject to the specific exclusions set forth in Sections 1.02, 2.08, 2.10 and 2.11, those portions of the United States patents and United States patent applications set forth in Schedule A hereto and all issued divisions, continuations, continuations-in-part, reexaminations, reissues and extensions thereof, covering only:

                (1) Prescription, Over-the-Counter and Cosmetic preparations and compositions for topical application to the human skin comprising lactic acid and/or its metallic salts for: (a) the treatment of human skin wrinkles, including fine lines on the human skin; and (b) the alleviation of the signs of dermatological aging; and

                (2) Prescription, Over-the-Counter and Cosmetic preparation and compositions for topical application to the human skin comprising glycolic acid and or its salts for: (a) the treatment of human skin wrinkles, including fine lines on the human skin; and/or (b) the alleviation of the signs of dermatological aging.

        2.10 Notwithstanding anything herein to the contrary, "Licensed Patent rights" shall not include any rights to any patents or patent applications that do not relate to:

                [*]



* Confidential treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

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
          [*]

     2.11 LICENSEE hereby recognizes and acknowledges that no rights are conveyed herein under the Licensed Patent Rights to make, have made, use, sell or otherwise distribute Licensed Products: (1) that contain lactic acid and/or its salts in combination with any of the alpha hydroxyacids set forth in Schedule B hereto; (2) that contain the "Substance" as set forth in the definition of "Substance" set forth in Schedule C hereto; and (3) that contain the "Substance" as set forth in the definition of "Substance" set forth in Schedule D hereto. LICENSEE hereby covenants and agrees that it shall not make, have made, use sell or otherwise distribute otherwise Licensed Products that fall within the exclusions set forth in paragraphs (1), (2) and (3) above of this Section 2.11 as long as LICENSOR, its affiliates, assigns and/or [*] have issued or pending patents covering the exclusions set forth in paragraphs 1, 2 and 3 above of this Section 2.11, or unless LICENSEE receives the prior written agreement of LICENSOR. Notwithstanding this Section 2.11 and Schedule B hereto, LICENSEE may include in the Licensed Products under this Agreement citric acid solely as a non-active ingredient for the purposes of adjusting product pH; as a product stabilizer; and/or as a product preservative.

     2.12 "Territory" shall mean the territories set forth on Exhibit G hereto.

     2.13 An "Affiliate" of LICENSEE shall mean any of those wholly owned entities of LICENSEE listed on Schedule E hereto, as said Schedule E may from time to time be amended by written agreement of both LICENSOR and LICENSEE. Affiliates of


* Confidential treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.


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
LICENSEE shall be subject to all of the provisions of this Agreement.

     2.14 An "Affiliate" of LICENSOR shall mean any person, corporation, partnership or other entity which directly or indirectly controls, is controlled by, or is under certain common control with, LICENSOR.

                          ARTICLE III -- LICENSE GRANT

     3.01 Subject to all of the terms and provisions of this Agreement, LICENSOR grants to LICENSEE and Affiliates of LICENSEE (as defined in Section 2.14) under the Licensed Patent Rights a non-exclusive license to make, have made, use, sell, have sold, import, export, have imported, have exported, distribute, have distributed and offer sale in the Territory Licensed Products, except through the Excluded Channel of Trade.

     3.02 Notwithstanding any provision herein to the contrary, no right is granted or otherwise conveyed by this Agreement to any entity to make, have made, use, sell or otherwise dispose of Licensed Products in the Territory other than to (1) LICENSEE to make, have made, use, sell, have sold, import, export, have imported, have exported, distribute, have distributed and offer for sale Licensed Products under the Marks; and (2) to the extent provided in Schedule E to this Agreement as said Schedule E may be amended from time to time by written agreement of LICENSOR and LICENSEE, to the Affiliates of LICENSEE to make, have made, use, sell, have sold, import, export, have imported, have exported, distribute, have distributed and offer for sale Licensed Products under the Marks.

     3.03 Notwithstanding any provision herein to the contrary, no right is granted or otherwise conveyed herein by LICENSOR to LICENSEE or to any Affiliate of LICENSEE to make, have made, use, sell or otherwise dispose of Licensed Products other than those which are sold and/or distributed under the brand name(s) and/or trademarks of LICENSEE or an Affiliate of LICENSEE listed on Schedule F hereto (the "Marks"), as said Schedule F may from time to time be amended by LICENSEE. LICENSEE agrees that it


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
will not make, have made, use, distribute or sell Licensed Products other than under the Marks.

     3.04 As a condition to receiving the license under the Licensed Patent Rights hereunder, each Affiliate of LICENSEE must first execute and deliver to LICENSOR a written instrument in a form acceptable to LICENSOR pursuant to which such Affiliate of LICENSEE agrees to be bound by all of the terms and provisions of this Agreement applicable to LICENSEE. LICENSEE hereby unconditionally guarantees the compliance and performance by each Affiliate of LICENSEE with all of the provisions of this Agreement, including, without limitation, the payments of all amounts due to LICENSOR pursuant to any of the provisions of this Agreement.

     3.05 The term of this Agreement and of the license granted hereunder shall commence as of the Effective Date and shall expire or terminate upon the expiration of the last to expire of the Licensed Patent Rights, or when the last remaining Licensed Patent Right is declared invalid or unenforceable by a competent court of law or administrative agency, or upon the earlier termination of this Agreement pursuant to any of the provisions of Article VII of this Agreement.

     3.06 LICENSOR specifically reserves the right to, and to grant licenses to others to, make, have made, use, sell or otherwise dispose of Licensed Products within or without the Territory on such terms as LICENSOR may deem appropriate.

     3.07 Notwithstanding any provision contained in this Agreement to the contrary: (1) the license granted hereunder to LICENSEE to make, have made, use and sell Prescription Products shall terminate automatically and without the need for any notice or other action by LICENSOR, unless LICENSEE has filed either a New Drug Application or Abbreviated New Drug Application with the FDA by January 1, 2002 for the particular Prescription Products to be included under this Agreement; and (2) the license granted hereunder to make, have made, use and sell Over-the-Counter Products shall terminate automatically and without the need for any notice or other action by LICENSOR, unless LICENSEE has commenced

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
marketing for sale by January 1, 2000 the particular Over-the-Counter Products to be included under this Agreement. In the event that LICENSEE fails to meet the date contingencies set forth in paragraphs (1) or (2) of this Section 3.07 above, the LICENSEE recognizes that no license is granted for those particular Prescription Products and/or those particular Over-the-Counter Products, as the case may be, which fail to meet the applicable date contingency set forth above and LICENSEE further covenants that it will not make, have made, use or sell such products that are within the scope of the Licensed Patent Rights.

     3.08 No license, express or implied, is granted hereunder to any other patent rights or under any other patents or technology owned, used, or otherwise controlled by LICENSOR or any Affiliate of LICENSOR.

                 ARTICLE IV -- PAYMENTS, ROYALTIES AND REPORTS

     4.01 In consideration for the license granted to LICENSEE hereunder, LICENSEE and permitted Affiliates of LICENSEE shall pay to LICENSOR in the manner set forth below, annual royalties on Net Sales of Licensed Products (as defined in Section 2.08 above), payable quarterly, made during such quarter by LICENSEE or Affiliates of LICENSEE, according to the following schedule:

          (a) [ * ] on Net Sales of Prescription Drugs which are Licensed Products; plus

          (b) [ * ] on Net Sales of Over-the-Counter Products which are Licensed Products; plus

          (c)  [  *  ] on Net Sales of Cosmetic Products which are
Licensed Products.

     4.02 Notwithstanding the royalty rate set forth in Section 4.01 above, in consideration of the license granted to LICENSEE hereunder, LICENSEE will pay to LICENSOR a minimum annual royalty of [ * ] for the calendar year 1998, payable in four equal amounts of [ * ] on a quarterly basis on January 1, 1998, April 1, 1998, July 1, 1998 and October 1, 1998. Commencing January 1, 1999

        * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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the minimum annual royalty shall increase as follows: [  *  ] for the calendar year 1999; [ * ] for the calendar year 2000; and [ * ] for the calendar year 2001 and for each calendar year thereafter that this Agreement is in effect. Such minimum annual royalties shall be paid in equal quarterly amounts on January 1, April 1, July 1 and October 1 of each such calendar year. Such minimum annual royalty payments are creditable against the royalties due from LICENSEE's sale of Licensed Products for the same year. Upon the execution of this Agreement, LICENSEE shall pay to LICENSOR a license fee of [ * ] in consideration of LICENSOR's administrative and related costs. The license fee shall be creditable against any royalties due from LICENSEE's sales of Licensed Products in the calendar years 1998 and 1999 in the form of eight (8) separate credits in the amount of [ * ] which shall be deducted from the eight (8) minimum annual royalty payments due to LICENSOR for the calendar years 1998 and 1999.

          4.03 LICENSOR and LICENSEE agree that the methodology used to calculate the payments and royalties set forth herein in fair, reasonable and the most administratively convenient way to make the calculations, as of the Effective Date of this Agreement.

          4.04 For purposes of this Agreement, "Net Sales" shall mean the gross amounts received by LICENSEE or an Affiliate of LICENSEE from, or on account of, the sale of Licensed Products to independent third parties in the Territory in which there is a valid issued patent or pending application as set forth in Schedule A, less the aggregate of the following amounts: (i) discounts, including cash discounts, off-invoices allowances taken by customers of LICENSEE or rebates actually allowed or granted, provided that LICENSEE does not receive any payments or consideration for such discounts, off-invoice allowances or rebates and (ii) credits or allowances actually granted by LICENSEE or an Affiliate of LICENSEE upon claims or returns. Sales are considered made for the purposes of this

        * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Agreement when invoiced by LICENSEE or an Affiliate of LICENSEE to an independent third-party.

          4.05 During the term of this Agreement as specified in Section 3.05, LICENSEE shall, and shall cause its Affiliates to, maintain complete and accurate records of all sales and transfers of Licensed Products and all payments due to LICENSOR hereunder. LICENSEE shall deliver to LICENSOR within forty-five (45) days after the close of each calendar quarter, a true and accurate written report, certified as true and correct by an officer of LICENSEE, setting forth the gross dollar amounts received by LICENSEE and Affiliates of LICENSEE for the sales or transfers of Licensed Products, separated by category (i.e., Prescription Products, Over-the-Counter Products and Cosmetic Products); the calculation of Net Sales (including a separate statement of the amounts deducted pursuant to clauses (i) and (ii) of Section
4.04 to determine Net Sales); and the computation of the royalties to be paid to LICENSOR by LICENSEE and Affiliates of LICENSEE for such period. Each such report shall segregate the gross and net dollar sales amounts separately for LICENSEE and each Affiliate of LICENSEE.

          4.06 Simultaneously with providing the report required in Section 4.05, LICENSEE shall pay to LICENSOR in United States Dollars the entire amount of royalties due to LICENSOR for the calendar quarter on account of which such report is made and submitted, after deducting the minimum annual royalty payment made for the quarter applicable to the report.

          4.07 LICENSOR shall have the right, at its own expense, to request an audit of any quarterly period ending not more than three (3) years prior to the date of such request, and to appoint an independent accountant to perform such audit, provided, however, that such independent accountant shall not have been engaged by a material competitor of LICENSEE prior to the time of the request for such audit. The independent accountant appointed by LICENSOR shall have access to the business records of LICENSEE and Affiliates of LICENSEE which are necessary or appropriate to


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verify the royalties payable to LICENSOR pursuant to this Agreement. The independent accountant shall keep confidential information received from LICENSEE or its Affiliates, except for information necessary for disclosure to LICENSOR to report on the accuracy of LICENSEE's reports. In the event that a deficiency of [ * ] is discovered between the actual royalty payment due to LICENSOR and the amount of the royalty payment specified in the written report submitted by LICENSEE to LICENSOR pursuant to Section 4.05, LICENSEE shall bear the costs of the audit conducted by LICENSOR.

          4.08 All payments of royalties and other amounts due to LICENSOR pursuant to any of the provisions of this Agreement shall be made to LICENSOR by wire transfer at the principal place of business of LICENSOR as specified in or pursuant to the provisions of Article XIII of this Agreement.

          4.09 No amounts due hereunder shall be withheld by LICENSEE or Affiliates of LICENSEE, whether due to a claim of set-off or any other claim by LICENSEE of any amount due to LICENSEE from LICENSOR, except in the event of a bona fide dispute with respect to a previous overpayment made by LICENSEE to LICENSOR due to a miscalculation by LICENSEE of the amounts actually due under
Section 4.01 of this Agreement provided, however, that such claim of overpayment is made by LICENSEE within twelve (12) months of the date of the alleged overpayment.

            ARTICLE V - REPRESENTATIONS AND WARRANTIES; LIMITATIONS

          5.01 LICENSOR represents that it has the full authority to grant to LICENSEE the rights with respect to the Licensed Patent Rights in accordance with the provisions of this Agreement.

          5.02 LICENSOR MAKES NO REPRESENTATIONS TO LICENSOR, EXTENDS NO WARRANTIES OF ANY NATURE, WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND HEREBY DISCLAIMS ANY AND ALL WARRANTIES, AND LICENSOR ASSUMES NO LIABILITIES OR RESPONSIBILITIES OF ANY NATURE WHATSOEVER WITH

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.




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RESPECT TO THE MANUFACTURE, DISTRIBUTION, SALE, USE OR OTHER DISPOSITION BY
LICENSEE OR ANY AFFILIATE OF LICENSEE, OR ANY VENDEE OR OTHER TRANSFEREE OR USER OF ANY OF THE LICENSED PRODUCTS OR OTHER PRODUCTS WHICH INCORPORATE, OR ARE FORMULATED OR MANUFACTURED BY USE OF, ANY OF THE LICENSED PATENT RIGHTS OR ANY OTHER INFORMATION FURNISHED BY OR IN CONNECTION WITH THIS AGREEMENT.

        5.03 LICENSOR MAKES NO REPRESENTATION OR WARRANTY CONCERNING THE LICENSED PRODUCTS HEREIN AND IN NO EVENT SHALL LICENSOR OR ANY AFFILIATE OF LICENSOR BE LIABLE OR RESPONSIBLE TO LICENSEE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES.

        5.04 Without limiting the disclaimers set forth in Sections 5.02 and 5.03, nothing in this Agreement shall be construed as:

                (a) a warranty or representation by LICENSOR as to the validity or scope of any patent right included within the Licensed Patent Rights;

                (b) a warranty or representation by LICENSOR that anything made, used or sold or otherwise disposed of by LICENSEE under this Agreement is or will be free from infringement of patents of third persons;

                (c) a requirement or obligation that LICENSOR furnish to LICENSEE any technical or manufacturing information concerning Licensed Products, or any of the substance of pending patent applications other than those included in the Licensed Patent Rights;

                (d) a grant by LICENSOR of any right to use in advertising, publicity, or otherwise a trademark, trade name, image or likeness of LICENSOR or its Affiliates, or any name, image or likeness of their respective employees, officers, or the inventors of any of the patents or patent applications included within the Licensed Patent Rights:

                (e) a representation or warranty by LICENSOR as to the usefulness, fitness, merchantability or suitability of any product to be manufactured sold or otherwise distributed by LICENSEE or any Affiliate of



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
     LICENSEE.

          5.05 Without limiting or altering any of the disclaimers set forth in this Article 5, LICENSOR represents to LICENSEE that, to the best of LICENSOR'S knowledge and belief, LICENSOR has granted to LICENSEE all of the patent rights owned or controlled by LICENSOR and its Affiliates necessary for LICENSEE to practice the Licensed Patent Rights as defined herein.

          5.06 Without limiting or altering the disclaimers set forth in this
Article V, LICENSOR represents that, as of the date of the execution of this Agreement, LICENSOR is unaware of any issued patents in the Territory owned by third-parties (hereinafter "Third Party Patents") which contain claims or elements of claims necessary to perform the elements encompassed by the methods disclosed in the Licensed Patent Rights. Notwithstanding this Section 5.06, LICENSOR makes no representation to LICENSEE that any particular product composition or formulation made, used or sold by LICENSEE under this Agreement is or will be free from infringement of the patents or intellectual property rights of any third-party. LICENSEE specifically acknowledges that it bears the sole responsibility to ensure that particular product compositions and formulations do not infringe the patents of any third-party and that LICENSOR shall have no obligation or responsibility therefor.

     ARTICLE VI -- TRANSFERABILITY OR RIGHTS AND OBLIGATIONS

          6.01 LICENSOR may assign any or all of its rights and obligations hereunder, in whole or in part, without the prior written consent of LICENSEE.

          6.02 LICENSEE may assign its rights and obligations under this Agreement only upon a writing signed by LICENSOR consenting to such assignment, which consent by LICENSOR shall not be unreasonably withheld. Any attempt to transfer, assign or sublicense which is not in accordance with the terms of this Agreement shall be void.

          6.03 The provisions of this Agreement shall be binding upon and inure to the benefit of all successors and permitted assigns of the parties hereto.


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


                      ARTICLE III - TERMINATION FOR BREACH


     7.01 Prior to the expiration of the term of this Agreement, LICENSOR may, at its option, terminate this Agreement and the license granted hereunder upon prior written notice to LICENSEE if LICENSEE fails to pay within thirty
(30) days of the due date any amount required to be paid hereunder or if LICENSEE breaches any of the other covenants or provisions of this Agreement. Notwithstanding the foregoing, unless the breach is not capable of being cured, LICENSEE shall have thirty (30) days from receipt of notice from LICENSOR to pay such overdue amount in full or to cure such other breach to LICENSOR and thereby avoid termination under this Section. If: (1) the breach is not capable of being cured; (2) the overdue amount is not paid with interest at the rate of [ * ] (but not to exceed the maximum amount of interest permitted by applicable law) from the date due to the date paid; or (3) such other breach is not cured within thirty (30) days, then this Agreement and all licenses granted hereby will terminate immediately and automatically without any further notice or action on the part of LICENSOR. In the event that the interest rate specified in this Section exceeds the maximum rate of interest permitted by applicable law, such rate shall in such instance be reduced to the maximum permitted rate.

     7.02 In the event the LICENSEE or any Affiliate of LICENSEE shall become insolvent; be declared bankrupt; voluntarily file or have filed against it a petition for bankruptcy or reorganization; unless such petition is dismissed within sixty (60) days of filing; enter into an arrangement for the benefit of creditors; entered into a procedure of winding up to dissolution; or should a trustee or receiver be appointed for its respective business assets or operations, LICENSOR may immediately terminate this Agreement and the license granted hereby, effective upon written notice to LICENSEE.

     7.03 LICENSEE shall have the right, at its sole discretion, to terminate this Agreement upon ninety (90) days notice, in writing, to LICENSOR.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.



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
     7.04 Under no circumstances (including, without limitation, a termination for any reason whatsoever) shall LICENSOR be obligated to refund any payments theretofore made by LICENSEE hereunder. Notwithstanding the foregoing sentence, LICENSOR agrees to refund and/or to credit to LICENSEE any amounts paid by LICENSEE to LICENSOR under this Agreement that are in excess of the amounts actually due under Section 4.01 as a result of LICENSEE's miscalculation of the amounts due, provided that LICENSEE gives notice of and demonstrates to LICENSOR's satisfaction, the miscalculation within twelve (12) months of the date of the alleged overpayment.

     7.05 Except as otherwise specifically provided herein, expiration or termination of this Agreement and of the license granted hereby for any reason shall be without prejudice to:

               (a) the right of LICENSOR to receive all payments accrued and unpaid as of the effective date of such termination or to receive any payments or other amounts which may accrue after the date of termination; and

               (b) any other rights, remedies or obligations which LICENSOR may then or thereafter have under this Agreement or otherwise.

     7.05 Upon the termination (but not expiration) of this Agreement, LICENSEE and its Affiliates shall cease all use of the Licensed Patent Rights. Notwithstanding the foregoing, LICENSEE and its Affiliates shall for a period of ninety (90) days following the effective date of termination be entitled to distribute and sell within the Territory through their regular channels of distribution any stock of completed Licensed Products then in their possession, subject to the payment of royalties and other provisions of Section 4 of this Agreement.

     7.06 The provisions of Section 7.03 through Section 7.05 survive termination or expiration of this Agreement.


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

                    ARTICLE VIII - THIRD-PARTY INFRINGEMENT

     8.01 LICENSEE shall promptly notify LICENSOR after becoming aware of any third-party infringement of the License Patent Rights hereunder.

     8.02 LICENSOR shall have the sole right, but not the obligation, to institute and control the prosecution of a suit or to take any other action for infringement of any of the Licensed Patent Rights. LICENSEE agrees to take no action with respect to any third-party infringement of Licensed Patent Rights unless expressly authorized to do so in writing by LICENSOR. LICENSEE agrees to, and to cause each of the Affiliates of LICENSEE to, cooperate with LICENSOR in all respects, to make employees of LICENSEE and any Affiliate of LICENSEE available to testify, to make available any records, papers, information, specimens and the like, and to join in any such suit as a voluntary plaintiff, upon LICENSOR's request. Any recovery or settlement obtained as a result of such suit or other action shall be retained by LICENSOR for its own use and benefit, and LICENSEE shall have no rights whatsoever in any such recovery or settlement, however, LICENSOR agrees to provide reasonable compensation to LICENSEE and/or its Affiliates for costs incurred by LICENSEE and/or its Affiliates for making employees available to testify and/or making available any documentary evidence.

     8.03 Notwithstanding the provisions of Section 8.02 above, LICENSOR agrees to use reasonable efforts to enforce the Licensed Patent Rights hereunder against infringement by third-parties in such a manner as LICENSOR deems reasonably necessary and appropriate under the circumstances.

     8.04 Neither LICENSEE nor any Affiliate shall foster or encourage any infringement of the Licensed Patent Rights by any third-party. If LICENSEE and/or any of its Affiliates shall engage in such conduct, LICENSOR shall have the right to deem such conduct a material breach of this Agreement, which breach shall be a basis of termination of this Agreement and of the license granted herein, pursuant to Section 7.01 of this Agreement.

                             ARTICLE IX -- MARKINGS

          9.01 LICENSEE agrees to, and to cause Affiliates of LICENSEE to, mark in a conspicuous location all Licensed Products and/or the containers or packaging for any Licensed product sold by LICENSEE or any Affiliate of LICENSEE with the word "Patent" or "Patents" and the number or numbers of at least one of the Licensed Patent Rights applicable thereto, as may be agree to between LICENSOR and LICENSEE, and with such additional legends, markings and notices as may be required by any law or regulation of any jurisdiction in the Territory or as LICENSOR may reasonably specify for purposes of compliance with any such law or regulation. LICENSEE and any Affiliate of LICENSEE shall mark any Licensed Products (and/or the containers or packaging therefor) using a process covered by any patent included in the Licensed Patent Rights with the number of at least one such patent, as may be agreed to between LICENSOR and LICENSEE, and, with respect to Licensed Patent Rights, to respond to any request for disclosure under 35 U.S.C. Section 287(b)(4)(B) by only notifying LICENSOR of the request for disclosure and the identity of the person or entity making such request for disclosure.

                      ARTICLE X -- INTEGRATION; AMENDMENT

          10.01 This Agreement represents the entire understanding between the parties, and supersedes all prior or contemporaneous discussions, proposals, negotiations, understandings and other agreements, express or implied, between LICENSOR and LICENSEE with respect to the subject matter of this Agreement, and there are no representations, promises, conditions, provisions or terms, whether written or oral, with respect thereto, other than those specifically set forth in this Agreement.

          10.02 No provision in this Agreement may be amended, altered, modified, discharged or terminated, except by a writing signed by a duly authorized representative of LICENSOR and LICENSEE.

                         ARTICLE XI -- INDEMNIFICATION

          11.01 LICENSEE and Affiliates of LICENSEE operating under this Agreement pursuant to Section 3.04 hereof shall jointly and severally defend, indemnify and hold harmless LICENSOR and the Affiliates of LICENSOR, and the officers, agents and employees of LICENSOR and its Affiliates, and the inventors (collectively the "Indemnified Parties") from and against any and all liabilities, damages, losses, claims, suits, proceedings, demands, recovery, costs and expenses (including, without limitation, the fees and expenses of counsel, litigation expenses, and court costs) which arise out of or relate to, or are alleged to arise out of or relate to: (i) use by LICENSEE or any Affiliate of LICENSEE of any of the inventions or information included in the Licensed Patent Rights contrary to the exclusions contained in Sections 2.03 and
2.04 of this Agreement; (ii) any personal injury, death or property damage which arise out of or relate to or are alleged to arise out of or relate to the manufacture, distribution, sale or use of products manufactured, sold or otherwise distributed by LICENSEE or any Affiliate of LICENSEE; or (iii) any breach by LICENSEE or any Affiliate of LICENSEE of any representation, warranty or covenant set forth in this Agreement.

          11.02 During the term of this Agreement, and for such later term extending beyond the expiration of the term of this Agreement as LICENSEE or any Affiliate of LICENSEE may be selling Licensed Products, and for a period of [ * ] after the expiration of the shelf-life of the last of the Licensed Products sold by LICENSEE or any Affiliate of LICENSEE shall maintain: (1) all insurance and/or bonds required by law; and (2) comprehensive general liability insurance, including product liability insurance, written on an occurrence basis at the levels currently maintained by LICENSEE, [ * ] excess coverage for bodily injury, including death and property damage. Such amounts shall be subject to reasonable increases upon the fifth and tenth anniversaries of the date hereof to account for inflation and other

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

relevant factors. The insurance coverage required by this Section 11.02 shall be provided with respect to all claims for damages to person or property arising out of the manufacture, formulation, processing, fabrication, sale or use of any of the Licensed Products, regardless of when such claims are made or when the underlying damages or injuries occur or manifest themselves. The policies of insurance shall: (a) include an endorsement naming LICENSOR and its Affiliates and their respective officers, employees and agents as additional named insureds; and (b) provide that notice be given to LICENSOR not less than thirty (30) days prior to any cancellation or material change in any of such policies.

     11.03 The indemnity and insurance obligations of LICENSEE and the Affiliates of LICENSEE under this Agreement shall survive the termination or expiration of this Agreement and of the licenses granted pursuant to this Agreement in order to indemnify and hold harmless the Indemnified Parties (as defined in Section 11.01) with respect to any claims for which the Indemnified Parties are entitled to indemnification, irrespective of whether any such claim arose prior or subsequent to the effective date of termination or expiration.

                  ARTICLE XII -- PRESS RELEASES AND PUBLICITY

     12.01 Neither LICENSOR nor LICENSEE shall issue a press release or public announcement concerning, or otherwise disclose, the terms of this Agreement without the prior specific written consent of the other party. LICENSOR and LICENSEE specifically covenant and agree that the financial terms of this Agreement are strictly confidential and disclosure of said financial terms to third-parties is strictly prohibited. Each employee, agent or representative of LICENSOR and LICENSEE who are given access to the terms of this Agreement will be informed that the terms contained herein are confidential and disclosure of said terms to third-parties is strictly prohibited. Notwithstanding the foregoing, LICENSOR and/or LICENSEE may disclose in a press release, to potential licensees, or otherwise, the fact that this

Agreement has been executed and entered into on mutually agreeable terms without disclosing the amount of the payments, the royalty rates hereunder or any of the other specific terms of this Agreement.

     12.02 Notwithstanding Section 12.01, LICENSOR or LICENSEE may disclose the terms of this Agreement in response to: (a) an order from a court or governmental agency; (b) in response to a request by a party in litigation, provided an appropriate protective order has been entered; or (c) if such disclosure is necessary to comply with any other laws or regulations applicable to LICENSOR or LICENSEE.

                            ARTICLE XIII -- NOTICES

     13.01 It will be a sufficient giving of any notice, request, report, statement, disclosure, or other communication hereunder, to LICENSOR or to LICENSEE, if the party giving it deposits a copy thereof in a post office in a registered or certified envelope, postage prepaid, or with overnight courier, prepaid, receipt requested, addressed to the other party at its address set forth below or at any other address the other party may hereafter designate in writing in accordance with the provisions hereof. Unless otherwise specified in this Agreement or otherwise designated in writing, payments to be made pursuant to any of the provisions of this Agreement will be transmitted to the address to which notice is to be given hereunder, or wired to the bank account of LICENSOR as requested by LICENSOR. The respective addresses for the parties are:

     If to LICENSEE:     COLLAGEN CORPORATION
                         2500 Faber Place
                         Palo Alto, CA  94303

                         Attention:  President

     If to LICENSOR:     TRISTRATA TECHNOLOGY INCORPORATED
                         1105 North Market Street
                         Suite 1300, P.O. Box 8985
                         Wilmington, Delaware 99899

                         Attention:  President

                         With a copy to:          TriStrata, Inc.
                                                  4 Research Way
                                                  Princeton, NJ 08540

                                                  Attention:  President

                              Notice to LICENSEE shall be deemed notice to each
Affiliate of LICENSEE for all purposes, and LICENSOR shall not be required to give any separate notice to any Affiliate of LICENSEE.


                 ARTICLE XIV - APPLICABLE LAW AND JURISDICTION

     14.01 All matters affecting the interpretation validity, and performance of this Agreement shall be governed by the laws of the State of Delaware without regard to its conflict of law principles.

     14.02 The United States District Court for the District of Delaware, if a basis for Federal court jurisdiction is present, and otherwise a state court of the State of Delaware, shall have exclusive jurisdiction and venue over any dispute arising under or relating to this Agreement, and LICENSEE and the Affiliates of LICENSEE consent to the jurisdiction and venue of such courts. Each of LICENSOR and LICENSEE and Affiliates of LICENSEE submits to personal jurisdiction and venue in the State of Delaware in any action or proceeding arising under or relating to this Agreement and hereby agrees not to assert by way of pleading, motion or otherwise in any such suit, action or proceeding, that such party is not personally subject to the jurisdiction of any such court and such action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement may not be enforced in or by such court. In furtherance of such submission to jurisdiction, each of LICENSOR and LICENSEE and Affiliates of LICENSEE hereby agrees that, without in any manner limiting or restricting other methods of obtaining personal jurisdiction over such party, personal jurisdiction over LICENSOR or LICENSEE in any action or proceeding arising out of or relating to this Agreement may be obtained over such party within or without the jurisdiction of any court located in the State of Delaware (including a United States Federal District Court in such state) and that any process, notice of motion, or other application to any court in connection with any such action or proceeding may be served upon such party by registered or certified mail to, or by personal service upon such party at the last address of such party as specified in, or in accordance with the provisions of, Article XIII of this Agreement.

          Each of the Affiliates of LICENSEE shall be bound by the provisions of this Section 14.02.

     14.03 In any action commenced to enforce this Agreement or as a result of a breach of this Agreement, the prevailing party in such action shall be entitled to recover the cost of such action, including attorneys' fees, incurred as a result of the action to enforce and/or remedy the breach of this Agreement.

                           ARTICLE XV - MISCELLANEOUS

     15.01 (a) If any provision of this Agreement or the application of any provision of this agreement to any person or under any circumstances shall be held to be invalid, unenforceable or in conflict with the law of any jurisdiction, the validity and enforceability of the remaining provisions and the application thereof to any another person or under any other circumstance shall not be affected by such holding.

               (b) Any provision of this Agreement which is held to be invalid or unenforceable by a court of competent jurisdiction in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such invalidity or unenforceability.

     15.02 The waiver by either party, whether express or implied, of any provision of this Agreement, or of any breach or default by the other party, shall not be construed to be a continuing waiver of such provision or of any succeeding breach or default, or a waiver of any other provision of this Agreement.

     15.03 Nothing contained in this Agreement shall be construed to constitute or imply a joint venture, partnership, or principal-agent relationship between LICENSOR and LICENSEE. Neither party by virtue of this Agreement shall have any right, power or authority to act or create any obligation, express or implied, on behalf of the other party. Neither LICENSEE, nor any Affiliate of LICENSEE, nor any of the employees of LICENSEE or of any Affiliate of LICENSSEE shall in any manner be deemed an employee or an agent of LICENSOR for any purpose whatsoever.

     15.04 The provisions of this Agreement are solely for the benefit of LICENSOR and LICENSEE, their authorized Affiliates, and their permitted successors and assignees (as defined herein), and no such provision shall be construed or applied to confer any rights or benefits on any other person.

     15.05 This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. Both parties hereto may sign the same counterpart or each party hereto may sign a separate counterpart of this Agreement.

     15.06 Article, section and paragraph headings in this Agreement are for reference purposes only and shall not in any way affect the construction or interpretation of any provision of this Agreement.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

LICENSOR                                LICENSEE
TRISTRATA TECHNOLOGY, INC.              COLLAGEN CORPORATION


By     /s/ EUGENE VAN SCOTT               By     /s/ GARY S. PETERSMEYER
  -------------------------------         -------------------------------

Title       President                   Title           CEO
      ---------------------------             ---------------------------

Dated   9/26/97                         Dated    9/22/97
      ---------------------------             ---------------------------

Attest:   [SIG]                         Attest:  /s/ ANN SHINE-RING
        -------------------------               -------------------------

SCHEDULE A - ISSUED U.S. PATENTS

[*]


SCHEDULE A - U.S. PATENT APPLICATIONS

[*]


SCHEDULE A - ISSUED FOREIGN PATENTS


EUROPEAN COUNTRIES:

[*]


AUSTRALIA:

[*]



* Confidential treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

     JAPAN:

     [*]

     MEXICO:

     [*]


SCHEDULE A -- FOREIGN PATENT APPLICATIONS

     EUROPEAN COUNTRIES:

     [*]

     CANADA:

     [*]

     JAPAN:

     [*]

     BRAZIL:

     [*]


* Confidential treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

                                   SCHEDULE B


     Products containing as an active ingredient thereof a mixture of [  *  ]

                 *Certain information on this page has been omitted
                  and filed separately with the Commission.
                  Confidential treatment has been requested with respect to the omitted portions.

                                   SCHEDULE C

     "Substance" shall mean reaction products prepared by reacting at least one member selected from the group consisting of [ * ]

                 *Certain information on this page has been omitted
                  and filed separately with the Commission.
                  Confidential treatment has been requested with respect to the omitted portions.

                                   SCHEDULE D

          A. "Substance" shall mean lactic acid and/or [  *  ]

          B. "Amphoteric Material" or "Pseudoamphoteric Material" shall mean any material which can function as [ * ].

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                      SCHEDULE E -- AFFILIATES OF LICENSEE

          1.   Aesthetic Technologies Corporation

          2.   Collagen International, Inc.

                          SCHEDULE F -- LICENSEE NAMES

                               1.   REFINITY(TM)

                            SCHEDULE G -- TERRITORY

           1.  [  *  ]

           2.  [  *  ]

           3.  [  *  ]

           4.  [  *  ]

           5.  [  *  ]

           6.  [  *  ]

           7.  [  *  ]

           8.  [  *  ]

           9.  [  *  ]

          10.  [  *  ]

          11.  [  *  ]

          12.  [  *  ]

          13.  [  *  ]

          14.  [  *  ]

          15.  [  *  ]

          16.  [  *  ]


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       31